UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________

schedule 14a

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )
__________________

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Filed by a party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

22nd Century Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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22nd Century Group, Inc.

8560 Main Street, Suite 4

Williamsville, New York 14221

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 1, 2020

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 1, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of 22nd Century Group, Inc. (the “Company”), dated March 17, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 1, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 8, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2020

To the Holders of Common Stock of 22nd Century Group, Inc.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of 22nd Century Group, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Friday, May 1, 2020, beginning at 10:30 A.M. Eastern Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 5, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. The Annual Meeting will be available on the Investor Relations section of the Company’s website at www.xxiicentury.com and you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

You will have the opportunity to submit questions at the conclusion of the virtual meeting using the directions on the meeting website that day.

By Order of the Board of Directors,

/s/ Michael J. Zercher

Michael J. Zercher

President and Chief Operating Officer

April 8, 2020

The Annual Meeting on May 1, 2020 at 10:30 a.m. Eastern Time is available on the Investor Relations section of the Company’s website at www.xxiicentury.com. The proxy statement and Annual Report are available on our Investor Relations website at www.xxiicentury.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice.